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                                                                   EXHIBIT 5.1

                      CURTIS, MALLET-PREVOST, COLT & MOSLE

                                                     November 6, 1996

Century Aluminum Company
1200 Piedmont Avenue
P.O. Box 51130
Pacific Grove, California  93950

Gentlemen:

                  We have acted as special counsel for Century Aluminum Company, a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of up to 1,200,000 shares of Common Stock issuable upon the exercise of options and the vesting of performance share units granted or to be granted under the Company's 1996 Stock Incentive Plan (the "Plan") and covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  In connection herewith, we have examined the Restated Certificate of Incorporation, the Amended and Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

                  Based upon such examination, it is our opinion that the shares of Common Stock proposed to be sold or issued by the Company, when sold or issued pursuant to the Plan and the resolutions of the Board of Directors of the Company (and the Compensation Committee thereof) authorizing the same, will be legally issued, fully paid and non-assessable. The opinion expressed herein is subject to the Board of Directors of the Company making a determination


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pursuant to Section 153 of the Delaware General Corporation Law that the value received by the Company is not less than the par value of the shares to be issued in the case of shares to be issued upon the vesting of performance share units.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                   Very truly yours,

                                   /s/Curtis, Mallet-Prevost, Colt & Mosle
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                                   Curtis, Mallet-Prevost, Colt & Mosle